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                                                                   EXHIBIT 10.17


                FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER


Harris Trust and Savings Bank,
 as Administrative Agent and as a Bank
111 West Monroe Street
Chicago, Illinois

Gentlemen:

The undersigned, Donnelley Enterprise Solutions Incorporated, a Delaware corporation (The "Company") and the various Borrowing Subsidiaries (individually as "Borrower" collectively as "Borrowers") refer to the Credit Agreement dated as of October 30, 1996, may be amended from time to time (the "Agreement") and currently in effect between the Borrowers and Harris Trust and Savings Bank, as Administrative Agent for itself and the other Financial Institutions from time to time party thereto (individually "Bank" and collectively the "Banks"). All capitalized terms used herein without definition shall have the same meanings as they have in the Agreement.

     The Borrowers hereby apply to the Banks for certain modifications to the Agreement and the Borrowers' borrowing arrangements with the Banks and for the waiver of certain covenants contained in the Agreement.

1.   AMENDMENT.

     Upon the Banks' acceptance hereof in the space provided for that purpose below, the Agreement shall be and hereby is amended as follows:

     (a)  The definition of "Fixed Rate Coverage Ratio" in Article I, Section
1.01 shall be and hereby is amended in its entirety to read as follows:

            "Fixed Charge Coverage Ratio" means the ratio, determined
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            on a consolidated basis for the Company and its
            Consolidated Subsidiaries in accordance with GAAP as of the end of any fiscal quarter, of (i) Consolidated EBITA plus Minimum Operating Lease Payments to (ii) Consolidated Interest Expense plus Minimum Operating Lease Payments, in
                             ----
            each case determined as of the last day of such fiscal quarter for the four-quarter period then ended.

     (b)  The definition of "Funded Debt to Cash Flow Raito" in Article I,
Section 1.01 shall be and hereby is amended in its entirety to ready as follows:
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            "Funded Debt to Cash Flow Ratio" means the ratio,
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            determined on a consolidated basis for the Company and its
            Consolidated Subsidiaries in accordance with GAAP as of the end of any fiscal quarter, of (i) Consolidated Debt to
            (ii) Consolidated EBITDA for the four-quarter period then ended. For the first four fiscal quarters following an Acquisition, Consolidated EBITDA shall include, for any period of calculation prior to the date of such Acquisition, the Consolidated EBITDA (determined on a pro forma basis if no actual financial information is available) of the company or business that was the subject of such Acquisition for such prior period.

     (c) The definition of "Harris Bank Offered Rate" shall be added to Article I, Section 1.01 after the definition of "Harris Bank" and shall read as follows:

            "Harris Bank Offered Rate" means, for any day, the fixed
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            rate of interest per annum equal to the rate offered by
            Harris Trust and Savings Bank.

     (d)  Article II, Section 2.07 shall be and hereby is amended as follows:

            Harris Bank Offered Rate Advances. During such period as
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            such advance is a Harris Bank Offered Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the Harris Bank Offered Rate in effect from time to time, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Harris Bank Offered Rate shall be converted or paid in full. All Harris Bank Offered Rate Advances hereunder shall net exceed the sum of $5,000,000 and conform to the provisions and requirements of Eurocurrency Rate Advances, excluding the requirements for Alternative Currencies which are not permitted for Harris Bank Offered Rate Advances and excluding the notice of Borrowing requirements per Article II, Section 2.02 under which the Harris Bank Offered Rate Advances shall conform to the requirements of Base Rate Advances.

Subsections (b) and (c) of Section 2.07 shall be re-lettered as subsections (c) and (d) and be entitled as follows:

            (c) Eurocurrency Rate Advances.
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            (d) Default Interest.
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     (e)  Article V, Section 5.03 shall be and hereby is amended in its entirety to read as follows:

            SECTION 5.03.  Use of Proceeds. The Borrowers will use the
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            proceeds of the Advances and Letters of Credit under this
            Agreement for general corporate purposes otherwise permitted under this Agreement, including, without limitation, working capital needs and acquisitions, and for the purchase of the Borrowers' common stock, not to exceed the sum of $10,000,000. The Borrowers further agree that no proceeds of any Advance shall be used to purchase or carry Margin Stock, except for the purchase of the Borrowers' common stock, not to exceed the sum of $10,000,000; provided however, that notwithstanding anything herein to the contrary, such common stock purchases shall be permitted under this Agreement, so long as, the Borrowers' provide the Banks with all the necessary documentation and notification to comply with Regulation U of the Board of Governors of the Federal Reserve contemporaneously with the use of any proceeds of Advances and Letters of Credit under this Agreement.

2.   WAIVER.

     The Banks waive any non-compliance with the terms of the Agreement which, after giving effect to this First Amendment, shall no longer exist.

3.   CONDITIONS PRECEDENT.

     The effectiveness of the First Amendment is subject to the satisfaction of all of the following conditions precedent:

     (a)  The Company and the Banks shall have executed this First Amendment.

     (b) The Banks shall have received copies executed or certified (as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery hereof and the other instruments and documents contemplated hereby.

     (c) All legal matters incident to the execution and delivery hereof and of the instruments and documents contemplated hereby shall be satisfactory to the Banks and their counsel.

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4.   REPRESENTATIONS.

     In order to induce the Banks to execute and deliver this First Amendment, the Borrowers hereby represent to the Banks that as of the date hereof and as of the time that this First Amendment becomes effective, each of the representations and warranties set forth in Article IV of the Agreement are and shall be and remain true and correct (except that the representations contained in Article IV Section 4.01 (e) shall be deemed to refer to the most recent financial statements of the Borrowers delivered to the Bank) and the Borrowers are in full compliance with all of the terms and conditions of the Agreement and no Event of Default as defined in the Agreement as amended hereby nor any Event of Default as so defined, shall have occurred and be continuing or shall arise after giving effect to this First Amendment.

5.   MISCELLANEOUS.

     (a) Effect of Amendment. Except as specifically amended and modified hereby, the agreement shall stand and remain unchanged and in full force and effect in accordance with its original terms. Reference to this specific First Amendment need not be made in any note, instrument or other document making reference to the Agreement, any reference to the Agreement in any of such to be deemed to be a reference to the Agreement as amended hereby.

     (b) Costs and Expenses. The Borrowers agree to pay on demand all out-of-pocket costs and expenses incurred by the Banks in connection with the negotiation, preparation, execution and delivery of this First Amendment and the documents and transactions contemplated hereby, including the fees and expenses of counsel to the Banks with respect to the foregoing.

     (c) Counterparts; Governing Law. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be an original but all of which to constitute one and the same agreement. This First Amendment shall be governed by the internal laws of the State of Illinois.

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

     Dated as of June 2, 1997, effective as of March 31, 1997.

                                        DONNELLEY ENTERPRISE
                                         SOLUTIONS INCORPORATED

                                        By: /s/ Luke F. Botica
                                        Its Senior Vice President and Chief
                                         Financial Officer

     Accepted and agreed to at Chicago, Illinois, as of the date and year last above written.


                                        HARRIS TRUST AND SAVINGS BANK
                                        as Administrative Agent and as a Bank


                                        By: /s/  Frank F. Pagura, Jr
                                            Frank F. Pagura, Jr.
                                            Its Vice President

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